Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-4 of our report dated August 13, 2014, relating to the consolidated financial statements of Bushnell Group Holdings, Inc. and subsidiaries, appearing in the Current Report on Form 8-K of Vista Outdoor Inc. dated August 11, 2016, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this registration statement.

/s/ DELOITTE & TOUCHE LLP

Minneapolis, Minnesota

August 25, 2016